CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-255924, No. 333-238886, No. 333-231250, No. 333-224743, No. 333-211257, No. 333-181217, No. 333-146475, No. 333-146410, No. 333-146409) of Teradata Corporation of our report dated February 25, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
February 25, 2022